EXHIBIT 8
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                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of July 25, 2001 (the "Effective Date") by and among Gunther Partners, LLC, a Delaware limited liability company ("Gunther Partners"), and June H. Geneen, Phil E. Gilbert, Jr. and United States Trust Company of New York, as Co-Executors of The Estate of Harold S. Geneen, late of New York, New York (the "Estate").

                                    RECITALS:

     A. Gunther Partners and the Estate, among others, are parties to a certain Recapitalization Agreement, dated as of June 25, 2001 (the "Recapitalization Agreement"), with Gunther International, Ltd., a Delaware corporation (the "Company").

     B. Pursuant to Section 2 (b) of the Recapitalization Agreement, Gunther Partners has agreed to purchase from the Estate for the benefit of the Company
(i) 919,569 shares of the common stock, par value $.001 per share, of the Company (the "Estate Shares") and (ii) promissory notes of the Company in the aggregate principal amount of $1,851,168.75 (together with all interest accrued thereon, the "Estate Notes") for an aggregate purchase price of $637,935.35 at a mutually agreeable date on or before July 25, 2001.

     C. Accordingly, Gunther Partners now desires to purchase from the Estate, and the Estate desires to sell to Gunther Partners, the Estate Shares and the Estate Notes (collectively, the "Securities") on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                         PURCHASE AND SALE OF SECURITIES

     1.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), Gunther Partners agrees to purchase from the Estate, and the Estate agrees to sell to Gunther Partners, the Securities. The aggregate purchase price for the Securities shall be $637,935.35 (the "Purchase Price"), $500,000 of which shall be attributable to the purchase and sale of the Estate Notes, and $137,935.35 of which shall be attributable to the purchase and sale of the Estate Shares.

     1.2 Closing.

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of United States Trust Company of New York, 114 West 47th Street, New York, NY, on July 25, 2001 (the "Closing Date") so long as all conditions to the obligations of the parties to consummate the transactions contemplated hereby have been


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satisfied or waived, or at such other time and location as is mutually agreed upon by Gunther Partners and the Estate.

     (b) At the Closing, the Estate will deliver to Gunther Partners the following:

          (i) the certificates evidencing and representing the Estate Shares, duly endorsed for transfer to Gunther Partners or accompanying stock powers with signatures guaranteed in a form customarily acceptable for stock transfer,

          (ii) the original copies of the Estate Notes, duly endorsed for transfer to Gunther Partners, and

          (iii) such other documents or instruments as may be reasonably requested by Gunther Partners to transfer to Gunther Partners good title to the Securities.

     (c) At the Closing, Gunther Partners shall deliver to the Estate a certified check or bank draft in the amount of the Purchase Price or, if requested by the Estate, Gunther Partners will wire transfer the Purchase Price to an account designated by the Estate.

     (d) At the Closing, the Estate shall deliver an opinion of counsel to the Estate in a form reasonably satisfactory to Gunther Partners.

                                   ARTICLE II
                              CONDITIONS TO CLOSING

     2.1 Conditions to the Estate's Obligations. The obligation of the Estate to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

     (a) the representations and warranties made by Gunther Partners in Article III herein shall be true and correct in all material respects at and as of such Closing Date as though then made and as though references to the Closing Date were substituted for references to the date of this Agreement;

     (b) all proceedings to be taken by Gunther Partners in connection with the consummation of the transactions contemplated hereby, and all certificates, instruments, opinions, and other documents required to be delivered by Gunther Partners to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Estate and its counsel; and

     (c) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby, if any, shall have been duly made and obtained and all waiting periods will have expired on terms reasonably satisfactory to the Estate.

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Any  condition  specified in this Section 2.1 may be waived by the Estate in its sole discretion.

     2.2 Conditions to Gunther Partners' Obligations. The obligation of Gunther Partners to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

     (a) the representations and warranties made by the Estate in Article IV herein shall be true and correct in all material respects at and as of such Closing Date as though then made and as though references to the Closing Date were substituted for references to the date of this Agreement;

     (b) all proceedings to be taken by the Estate in connection with the consummation of the transactions contemplated hereby, and all certificates, instruments, opinions, and other documents required to be delivered by the Estate to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Gunther Partners and its counsel; and

     (c) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby, if any, shall have been duly made and obtained and all waiting periods will have expired on terms reasonably satisfactory to Gunther Partners.

Any condition specified in this Section 2.2 may be waived by Gunther Partners in its sole discretion.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF GUNTHER PARTNERS

     As a material inducement to the Estate to enter into this Agreement, Gunther Partners hereby represents and warrants to the Estate as follows:

     3.1 Investment Intention. Gunther Partners is purchasing the Estate Shares and the Estate Notes for investment and not for distribution in accordance with and subject to the terms and conditions of the Recapitalization Agreement.

     3.2 Receipt of Information. Gunther Partners confirms that (a) it has been given the opportunity to examine all relevant documents and to ask questions of, and to receive answers from, representatives of the Company concerning the Company, the Securities and the transactions described in this Agreement, and
(b) it has relied on publicly available information and its own knowledge or the advice of its own counsel, accountants, or advisors with regard to the legal, tax, and other considerations involved in the transactions described in this Agreement; and no representations have been made to Gunther Partners by the Estate concerning the Company or its business or prospects, or other matters, except as set forth in this Agreement.



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     3.3 Accredited Investor Status.  Gunther Partners is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE ESTATE

     As a material inducement to Gunther Partners to enter into this Agreement, the Estate hereby represents and warrants to Gunther Partners, as follows:

     4.1 Authorization of the Transaction. The Estate has full power and authority, and has obtained all approvals and consents required to enter into, execute and deliver this Agreement, and to perform fully its obligations under this Agreement. No other proceedings on the part of the Estate are necessary to approve and authorize the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby.

     4.2 Due Execution and Delivery. This Agreement has been duly executed and delivered by the duly qualified legal representatives of the Estate and constitutes a valid and binding agreement of the Estate, enforceable against the Estate in accordance with its terms.

     4.3 Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in a breach of any of the provisions of, (b) constitute a default under, (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body under, the provisions of any agreement or instrument to which the Estate is bound or by which it is affected (including the will of or any trust created by Harold S. Geneen), or any applicable law, statute, rule or regulation or any judgment, order or decree to which the Estate is subject.

     4.4 Title. The Estate is the owner of the Securities, free and clear of all liens, claims and encumbrances of any nature whatsoever ("Liens") created by the Estate. At the Closing, Gunther Partners will receive good title to the Securities, free and clear of any Liens created by the Estate. The Co-Executors of the Estate have no knowledge of any Liens created on the Securities prior to the death of Harold S. Geneen or any Liens on those Estate Shares acquired from Park Investment Partners, Inc.

                                    ARTICLE V
                                   TERMINATION

     5.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

     (a) by mutual written consent of Gunther Partners and the Estate; or

     (b) by either of Gunther Partners or by the Estate if there has been a material misrepresentation or breach on the part of the other party to this Agreement, if such breach is not cured within ten (10) days after receipt of notice of such breach from the non-breaching party.

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     5.2 Effect of Termination. In the event of termination of this Agreement by either Gunther Partners or the Estate as provided above, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its members, managers, executors or legal representatives in respect hereof, except that nothing herein will relieve any party to this Agreement from liability resulting from any breach of this Agreement prior to such termination.

                                   ARTICLE VI
                                    COVENANT

     Transfer of Securities. During the term of this Agreement, the Estate shall not sell, convey, assign, pledge, otherwise transfer, or subject the Securities to any claim or encumbrance, except as contemplated herein.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in writing executed by each of Gunther Partners and the Estate. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     7.2 Binding Agreement; Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by a party without the prior written consent of the other party, except in accordance with operation of law.

     7.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     7.4 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     7.5 Headings; Interpretation. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement. Whenever the term "including" is used in this Agreement (whether or not the term is followed by the phrase "but not limited to" or "without limitation" or words of similar

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effect)  in  connection  with a listing of one or more  items or  matters,  that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, such items or matters.

     7.6 Entire Agreement. This Agreement, the Recapitalization Agreement, and the documents referred to herein and therein contain the entire agreement between the parties with respect to the subject matter hereof and thereof, and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof or thereof in any way.

     7.7   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

     7.8 Execution by Telefacsimile Transmission. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

     7.9 Governing Law. THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     7.10 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assign any rights or remedies under or by virtue of this Agreement.

                            [Signature Page Follows]

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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date first written above.


                                      GUNTHER PARTNERS, LLC



                                      By:  /s/ Thomas J. Tisch
                                           -----------------------------------
                                               Name: Thomas J. Tisch
                                               Title:   Manager



                                      The Estate of Harold S. Geneen



                                      By:  /s/ June H. Geneen
                                           -----------------------------------
                                               June H. Geneen, Co-Executor




                                      By:  /s/ Phil E. Gilbert
                                           -----------------------------------
                                               Phil E. Gilbert, Jr., Co-Executor




                                      By:   UNITED STATES TRUST COMPANY
                                             OF NEW YORK, Co-Executor



                                      By:  /s/ Steven S. Kirkpatrick
                                           -------------------------
                                               Name:  Steven S. Kirkpatrick
                                               Title: Senior Vice President

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